UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 13, 2019 (November 12, 2019)
__________________________________
Commission File Number 001-07436
HSBC USA Inc.
(Exact name of registrant as specified in its charter)

Maryland	13-2764867
(State of incorporation)	(I.R.S. Employer Identification No.)
452 Fifth Avenue, New York, New York	10018
(Address of principal executive offices)	(Zip Code)

(212) 525-5000
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
$100,000,000 Zero Coupon Callable Accreting Notes due January 15, 2043	HBA/43	New York Stock Exchange
$50,000,000 Zero Coupon Callable Accreting Notes due January 29, 2043	HBA/43A	New York Stock Exchange

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

HSBC USA INC.

Item 8.01. Other Events.

On November 13, 2019, HSBC Bank USA, National Association (the "Bank"), a national bank and the wholly-owned subsidiary of HSBC USA Inc., issued a press release announcing the pricing and results of its tender offers (the "Offers") to purchase for cash any and all of its outstanding 5.875% Subordinated Notes due November 1, 2034 (CUSIP: 4042Q1AA5; ISIN: US4042Q1AA55) (the "2034 Notes") and 5.625% Subordinated Notes due August 15, 2035 (CUSIP: 4042Q1AB3; ISIN: US4042Q1AB39) (the "2035 Notes" and, together with the 2034 Notes, the "Notes"). The Offers were made upon the terms and subject to the conditions set forth in the Offer to Purchase and related Letter of Transmittal dated November 5, 2019. As of 5:00 p.m., New York City time on November 12, 2019, the Bank received valid tenders from holders of, and had accepted for purchase, an aggregate of $1,009 million in principal amount of the Notes (the "Tendered Notes"). The Total Consideration per $1,000 principal amount of Tendered Notes is noted in the table below.

Title of Security	Outstanding Principal Balance	Principal Amount of Tendered Notes		Total Consideration(2)
	(in millions)	(in millions)
5.875% Subordinated Notes due 2034	$1,000	$642	(1)	$1,310.03
5.625% Subordinated Notes due 2035	750	367		1,260.71
Total	$1,750	$1,009

(1)
Does not include $650,000 aggregate principal amount of Notes tendered using the guaranteed delivery procedures that will be accepted for purchase if delivered no later than 5:00 p.m., New York City time, on November 14, 2019.

(2)	Per $1,000 principal amount of Tendered Notes, excluding accrued and unpaid interest.

The aggregate consideration payable for the Tendered Notes is approximately $1,304 million, excluding any accrued and unpaid interest on the Tendered Notes, and is expected to be paid on November 15, 2019.

The Bank previously elected to apply Fair Value Option accounting to the Notes being tendered. As a result of the Offers, the Bank expects to record a net pre-tax gain on the re-purchase and early extinguishment of debt that is estimated to be approximately $84 million in the fourth quarter of 2019. This net pre-tax gain is due to an unrealized gain associated with the Bank's own credit spread, currently recorded in accumulated other comprehensive income that will be realized upon extinguishment and will more than offset the tender premium paid to extinguish the debt.

A copy of the press release announcing the pricing and results of the Offers is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
99.1	Press Release dated November 13, 2019

HSBC USA INC.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.
Date:    November 13, 2019

HSBC USA INC.

By:	/s/ KAVITA MAHTANI
Kavita Mahtani
Senior Executive Vice President and
Chief Financial Officer

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